STATE OF KANSAS
	   OFFICE OF
 SECRETARY OF STATE
   BILL GRAVES	                		[SEAL OF THE STATE
					                                  OF KANSAS]



TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETINGS:

I, BILL GRAVES, SECRETARY OF STATE OF THE STATE OF KANSAS, DO
HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF AN
ORIGINAL ON FILE AND OF RECORD IN THIS OFFICE.



			IN TESTIMONY WHEREOF:

			I HERETO SET MY HAND AND CAUSE TO BE AFFIXED MY OFFICIAL SEAL. DONE AT THE CITY OF TOPEKA ON THE DATE BELOW:
				      MAR 24, 1993

				/BILL GRAVES
				 SECRETARY OF STATE

[SEAL OF THE SECRETARY OF
  STATE - STATE OF KANSAS]

			BY /WILLA M. ROE
			    ASSISTANT SECRETARY OF STATE

               		     CERTIFICATE OF CORRECTION

                     			       OF

       CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

	                     		       OF

	                	    HIGH PLAINS CORPORATION


		Pursuant to Section 17-6003(f) of the Kansas General Corporation Code (the "Code"), we, the undersigned President and Secretary of High Plains Corporation, a corporation organized and existing under any by virtue of the laws of the State of Kansas
(the "Corporation") do hereby certify that:

	1. The Board of Directors of the Corporation, acting by unanimous written consent pursuant to Section 17-6301(f) of the Code, adopted a resolution for the purpose of correcting an inaccuracy in Article Fourth of the Certificate of Amendment to the Articles of Incorporation filed in the office of the Secretary of State on December 16, 1986 (the "Amendment").

	2. Specifically, the inaccuracy was the inadvertent omission of the word "preferred" before the word "shares" in the last line of the final paragraph of Article Fourth of the Amendment.

	3. The final paragraph of Article Fourth of the Amendment shall be corrected to read as follows:

	"Authority is expressly granted to the
	Board of Directors of this Corporation to fix by resolution or resolutions thereof any voting powers, designations, preferences, rights, qualifications, limitations or restrictions of any class or of any series of these preferred shares which are not in conflict with the provisions herein."

	4. This Certificate of Correction shall be effective as of December 16, 1986, the date the Amendment was filed, except as to any persons who may be substantially and adversely affected by the correction and as to any such persons, the Certificate of Correction shall be effective from the filing date.

	IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of the Corporation this 22ND day of MAR, 1993. This Certificate of Correction has been prepared, and may be executed in multiple counterparts, which when taken together shall constitute a single document.



     				  /Stanley E. Larson, President




	          /Hale Thompson Ritchie II, Secretary

STATE OF ARIZONA  )
              		  )  SS.
COUNTY OF PIMA    )

	Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Stanley E. Larson, President of the Corporation, who is known to me to be the same person who executed the foregoing certificate and duly acknowledged its execution this 22ND day of MAR, 1993.

(SEAL)

					/MARIA H. BROWNING

				        Notary Public

My commission expires:  AUGUST 7, 1993


STATE OF KANSAS    )
              		   ) SS.
COUNTY OF SEDGWICK )

	Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Hale
Thompson Ritchie II, Secretary of the Corporation, who is known to me to be the same person who executed the foregoing certificate and duly acknowledged its execution this 22 day of MARCH, 1993.

(SEAL)

					/LISA J. SANDERS
					Notary Public

My commission expires: 3/27/94